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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF RENAISSANCE LEARNING, INC.
                              (As of March 1, 2006)

Name                                                   Jurisdiction of Organization
----                                                   -----------------------------
Renaissance Learning Australia Proprietary Limited     Australia
Advantage Learning Systems India Private Limited       India
Renaissance Learning of Canada Co.                     Nova Scotia, Canada
Renaissance Learning UK Limited                        United Kingdom
RL Investments, Inc.                                   Nevada
RL Asset Management, Inc.                              Nevada